Exhibit 8.1

List of Significant Subsidiaries and Principal Consolidated Affiliated Entities*

Significant Subsidiaries	Jurisdiction of Incorporation
21ViaNet Group Limited	Hong Kong
21Vianet Mobile Limited	Hong Kong
21Vianet Ventures Limited	Hong Kong
Diyixian.com Limited	Hong Kong
Hongkong Fastweb Holdings Co., Limited	Hong Kong
Dermot Holdings Limited	British Virgin Islands
21Vianet DRP Investment Holdings Limited	Hong Kong
Shihua DC Investment Holdings Limited	Cayman
Shihua DC Investment Holdings 2 Limited	Cayman
EdgeBlue Limited	Cayman
Asia Quality Limited	Cayman
21ViaNet@Xian Holding Limited	Cayman
21Vianet DRP Daxing Private Limited	Cayman
Shihua DC Investment SH1 Limited	Cayman
21Vianet Data Center Co., Ltd.	PRC
21Vianet Anhui Suzhou Technology Co., Ltd.	PRC
Joytone Infotech Co., Ltd.	PRC
21Vianet (Foshan) Technology Co., Ltd.	PRC
21Vianet (Xi’an) Technology Co., Ltd.	PRC
Abitcool (China) Broadband Inc.	PRC
21Vianet Hangzhou Information Technology Co., Ltd.	PRC
21Vianet Zhuhai Financial Leasing Co., Ltd.	PRC
Foshan Zhuoyi Intelligence Data Co., Ltd.	PRC
Shenzhen Diyixian Telecommunication Co., Ltd.	PRC
Beijing Hongyuan Network Technology Co., Ltd.	PRC
Shanghai Waigaoqiao Free Trade Zone Hongming Logistics Co., Ltd.	PRC
Shanghai Edge Connect Technology Co., Ltd.	PRC

Principal Consolidated Affiliated Entities
Beijing Yiyun Network Technology Co., Ltd. (previously known as Beijing aBitCool Network Technology Co., Ltd.)	PRC
Beijing iJoy Information Technology Co., Ltd.	PRC
Shanghai iJoy Information Technology Co., Ltd.	PRC
WiFire Network Technology (Beijing) Co., Ltd.	PRC
Beijing 21Vianet Broad Band Data Center Co., Ltd.	PRC
Beijing Yilong Xinda Technology Co., Ltd.	PRC
Langfang Xunchi Computer Data Processing Co., Ltd.	PRC
Shanghai Blue Cloud Technology Co., Ltd.	PRC
21Vianet (Xi’an) Information Outsourcing Industry Park Services Co., Ltd	PRC
Beijing Yichengtaihe Investment Co., Ltd.	PRC
Guangzhou Lianyun Big Data Co., Ltd.	PRC
Beijing Xianghu Yunlian technology Co., Ltd.	PRC
Shanghai Hujiang Songlian Technology Co., Ltd.	PRC
Beijing Shuhai Hulian technology Co., Ltd.	PRC
Nantong Chenghong Cloud Computing Co., Ltd.	PRC
Shanghai Zhiyan Yunwei Technology Co., Ltd.	PRC

* Other entities of 21Vianet Group, Inc. have been omitted from this list since, considered in the aggregate as a single entity, they would not constitute a significant subsidiary.